                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        PROLOGIC MANAGEMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                      3708 East Columbia Street, Suite 110
                              Tucson, Arizona 85714
                                 (520) 747-4100


Dear Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Prologic Management Systems, Inc. to be held at the Holiday Inn Palo Verde, 4550 South Palo Verde Boulevard, Tucson, Arizona at 2:00 p.m., local time, on Thursday, March 29, 2001.

         The formal notice of the Annual Meeting of Shareholders follows. No admission tickets or other credentials will be required for attendance at the meeting.

         At the Annual Meeting, you will be asked to consider and vote upon numerous proposals. These proposals include the election of directors, the amendment and restatement of the 1994 Stock Option Plan, two amendments to the Company's Articles of Incorporation and approval of the appointment of our independent auditors. These proposals are described in the proxy statement that accompanies this letter.

         It is important that your shares of common stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Annual Meeting you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                                            Sincerely,



                                            James M. Heim
                                            Chief Executive Officer




                             YOUR VOTE IS IMPORTANT
                        PLEASE RETURN YOUR PROXY PROMPTLY


Tucson, Arizona
                           , 2001
---------------------------

                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                      3708 East Columbia Street, Suite 110
                              Tucson, Arizona 85714
                                 (520) 747-4100


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 29, 2001

                        ---------------------------------

TO THE HOLDERS OF OUR COMMON STOCK:

         NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of Shareholders of PROLOGIC Management Systems, Inc., an Arizona corporation (the "Company"), will be held at the Holiday Inn Palo Verde, 4550 South Palo Verde Boulevard, Tucson, Arizona, at 2:00 p.m., local time, on March 29, 2001. The purposes of the Annual Meeting are:

         1. To elect seven (7) directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified;

         2. To amend and restate Prologic's 1994 Stock Option Plan (the "Plan") to increase the number of shares of the Company's common stock allocated to and reserved for issuance under the Plan from 500,000 to 3,500,000, and to extend the term of the Plan to March 29, 2011;

         3. To approve and adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the common stock of the Company from 10,000,000 to 50,000,000 and the number of authorized shares of the preferred stock of the Company from 1,000,000 to 5,000,000;

         4. To approve and adopt an amendment to the Company's Articles of Incorporation to limit the liability of directors to the fullest extent allowed by Arizona law;

         5. To ratify the appointment of BDO Seidman LLP as our independent auditors for the fiscal year ending March 31, 2001; and

         6. To consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

         The Board of Directors has fixed the close of business on February 16, 2001 as the record date (the "Record Date") for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed. Shares of common stock can be voted at the Annual

Meeting only if the holder is present at the Annual Meeting in person or represented by valid proxy. Each shareholder is cordially invited to attend the Annual Meeting in person. To assure representation at the Annual Meeting, however, shareholders are urged to date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even if you previously returned a proxy card.

         We have issued shares of our Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock. None of the preferred stock that we have issued is entitled to vote at the Annual Meeting.

         We have enclosed our 2000 Annual Report, including financial statements, and the proxy statement with this notice of annual meeting.

                                    By Order of the Board of Directors:



                                    /s/ Richard E. Metz
                                    President

Tucson, Arizona
               , 2001
---------------

                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                      3708 East Columbia Street, Suite 110
                              Tucson, Arizona 85714
                                 (520) 747-4100

                           ANNUAL SHAREHOLDERS MEETING

                                 PROXY STATEMENT
                           ---------------------------

ANNUAL MEETING: Thursday, March 29, 2001 at 2:00 p.m., local time, at the Holiday Inn Palo Verde, 4550 South Palo Verde Boulevard, Tucson, Arizona.

RECORD DATE: Close of business on February 16, 2001. If you were a holder of shares of our common stock at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes, except with respect to the election of directors. As of the record date, we had [__________] shares of our common stock outstanding.

AGENDA:

         1. Elect seven (7) directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified;

         2. Amend and restate Prologic's 1994 Stock Option Plan (the "Plan") to increase the number of shares of the Company's common stock allocated to and reserved for issuance under the Plan from 500,000 to 3,500,000, and to extend the term of the Plan to March 29, 2011;

         3. Approve and adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the common stock of the Company from 10,000,000 to 50,000,000 and the number of authorized shares of the preferred stock of the Company from 1,000,000 to 5,000,000;

         4. Approve and adopt an amendment to the Company's Articles of Incorporation to limit the liability of directors to the fullest extent allowed by Arizona law;

         5. Ratify the appointment of BDO Seidman LLP as our independent auditors for the fiscal year ending March 31, 2001; and

         6. Consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed, returned proxies "for" the proposal to elect directors, "for" the proposal to amend and restate the 1994 Stock Option Plan, "for" both proposals to amend the Company's Articles of Incorporation, and "for" the proposal to ratify the appointment of BDO Seidman LLP. For other matters that properly come before the Annual Meeting, the proxy holders will vote at their discretion.

MAILING DATE:  We anticipate mailing this proxy statement on February 22, 2001.

PROXIES SOLICITED BY:  The Board of Directors.

REVOKING YOUR PROXY: You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures described on page [__] under "Voting Procedures/Revoking Your Proxy."



                      PLEASE VOTE - YOUR VOTE IS IMPORTANT

                                    CONTENTS

General Information .....................................................     1
Disclosure Regarding Forward-Looking Statements .........................     4
*Proposal 1 - Election of Directors .....................................     5
Board Information .......................................................     5
Report of Audit Committee ...............................................     7
*Proposal 2 - Amendment and Restatement of the 1994 Stock Option Plan ...     8
*Proposal 3 - Approval and Adoption of Amendment
     to Articles of Incorporation (Increase in Authorized Stock) ........    12
*Proposal 4 - Approval and Adoption of Amendment
     to Articles of Incorporation (Director Indemnification) ............    13
*Proposal 5 - Ratification of Appointment of Independent Auditors .......    14
Executive Compensation and Other Information ............................    15
Security Ownership of Certain Beneficial Owners and Management ..........    17
Section 16(a) Beneficial Ownership Reporting Compliance .................    18
Certain Relationships and Related Transactions ..........................    18
Voting Procedures/Revoking Your Proxy ...................................    19
Submission of Shareholder Proposals .....................................    20
Annual Report ...........................................................    20
Other Business ..........................................................    21

*We expect to vote on these items at the meeting.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains forward-looking statements including statements containing the words "believes," "anticipates," "expects," "intends" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause our actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that we believe might cause such differences include: (1) concentration of the Company's assets into one industry segment; (2) the impact of changing economic conditions; (3) the actions of competitors, including pricing and new product introductions; and (4) those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this proxy statement and in the Risk Factors detailed in the Company's previous filings with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, shareholders are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by the Company with the Commission.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

BOARD STRUCTURE: The Company's Bylaws currently provide that the board of directors shall have no fewer than one (1) and no more than ten (10) members. Each director serves a one-year term. At the Annual Meeting, seven directors will be elected, and each director's term will expire at the close of the next annual meeting of shareholders. The shares represented by the enclosed proxy will be voted for the election of the director nominees named below, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of the proxy. The seven nominees receiving the highest number of votes cast at the meeting will be elected.

         Information concerning the names, ages, terms and positions with Prologic, and business experience of the directors is set forth below. Each director has served continuously since his election as indicated below.

Name                                     Age           Position                                   Director Since
----                                     ---           --------                                   --------------
James M. Heim (1) (2) (3)                49            Chief Executive Officer and Director       1984
Richard E. Metz (1) (2) (3)              53            President and Director                     1984
Mark S. Biestman (1) (2) (3)             43            Director                                   1997

(1)      Member of Audit Committee

(2)      Member of Compensation Committee

(3)      Member of Nominating Committee

BOARD NOMINEES: The Company intends to increase the number of directors to seven, four of whom will be independent, non-employee directors. To this end, the board is conducting interviews of potential candidates for directorships. Each of the nominees listed below has consented to serve as a director if elected.

         JAMES M. HEIM, Chief Executive Officer, Vice President, Principal Financial and Accounting Officer, Secretary and Director. Mr. Heim is a co-founder of Prologic and has served as a Director since its inception in 1984. In addition, Mr. Heim served as Prologic's President from 1984 to 1999 and as its Chief Financial Officer from 1984 to 1995. Mr. Heim has over 20 years of business management experience and is responsible for capital raising, acquisitions, and other corporate activities. Mr. Heim holds both a Juris Doctorate from the College of Law and a Bachelor of Science in Business Administration from the University of Arizona.

         RICHARD E. METZ, President, Chief Administrative Officer and Director. Mr. Metz is a co-founder of Prologic and has served as a director since its inception in 1984. He has served as Prologic's President since December 1999, and Executive Vice President since 1995. Mr. Metz has over 30 years of business management and investment experience, including 10 years in the computer hardware and software industry prior to his affiliation with Prologic. Since 1982, Mr. Metz has owned and managed The Metz Group, a business consulting and investment firm. Mr. Metz is a member of the American Arbitration Association and is an Associate member of the American Bar Association, Dispute Resolution and Intellectual Property Law Sections.

         MARK S. BIESTMAN, Director. Mr. Biestman has worked in the information technology field for over 20 years in both sales and marketing management. Mr. Biestman is currently Senior Vice President of Worldwide Sales at CommerceOne, Inc., a public company based in Pleasanton, California, co-founded by former CEO of Sybase, Mark Hoffman. CommerceOne develops, licenses and markets the Commerce Chain Solution, the industry's only real-time, electronic procurement and supplier management solution for inter-business transactions. From May 1997 to November 1997, Mr. Biestman served as Vice President of Commercial Applications & Business Development at Actra Business Systems, a strategic venture between Netscape Communications Corporation and General Electric Information Services focused on Internet-based cross-commerce solutions. Mr. Biestman served as Netscape Communications' Vice President of Sales, Western Region from June 1995 to May 1997, Vice President of Telecommunications Sales at Oracle Corporation from 1994 to 1995, and Vice President of Sales and Industry Marketing at Metaphor from 1993 to 1994. In addition, Mr. Biestman has held various sales and management positions at Tandem Computers and IBM Corporation. Mr. Biestman holds a B.A. in Economics from the University of California at Berkeley and has attended the Stanford Business School Executive program.

         JOHN W. OLYNICK, Director Nominee. Mr. Olynick, 53, is Prologic's Corporate Vice President of Sales & Strategic Business Development, and President of Prologic's BASIS, Inc. subsidiary. Mr. Olynick, who joined Prologic in September 1999, is responsible for the management and coordination of sales and marketing resources, as well as strategic business development. Mr. Olynick has had over 25 years of national sales, business development and management experience in the technology industry. During his 20 years at Digital Equipment Corporation ("DEC"), Mr. Olynick was responsible for successfully restructuring and increasing sales, and developing business and sales growth strategies. Mr. Olynick had served as DEC's North American Sales Manager of its OEM Storage Group, which was acquired by Quantum Corporation in 1994, at which time Mr. Olynick became Quantum's Corporate Distribution Sales Manager. Mr. Olynick attended the New York University School of Engineering and Harvard Business School Professional Development Program.


      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.


                                BOARD INFORMATION

BOARD MEETINGS: During the fiscal year ended March 31, 2000, the board of directors met on eight occasions. Each director of the Company attended 75% or more of the meetings of the board and of its committees on which that director served.

BOARD COMMITTEE MEETINGS: The board of directors maintains an audit committee, compensation committee, and nominating committee. The audit committee makes recommendations to the board concerning the selection of outside auditors, reviews the

Company's financial statements and considers such other matters in relation to the internal and external audit of the Company's financial affairs as may be necessary or appropriate to facilitate accurate and timely financial reporting. One member of the audit committee, Mr. Biestman, is "independent" as that term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers' marketplace rules. Prologic's board of directors has not adopted a written charter for the audit committee. The audit committee held two meetings during the fiscal year ended March 31, 2000. The compensation committee reviews all aspects of compensation of Prologic's officers, administers its stock option and 401(k) plans, and makes recommendations on such matters to the full board of directors. The compensation committee held three meetings during the year ended March 31, 2000. The nominating committee makes recommendations to the board concerning the selection of nominees to stand for election to the board. The nominating committee does not consider nominees recommended by shareholders, nor does it solicit the names of potential board nominees from shareholders. The nominating committee did not meet during the fiscal year ended March 31, 2000.

BOARD COMPENSATION: Prologic compensates its outside directors for attendance at board meetings at the rate of $500 per meeting and $150 per hour for committee participation. Additionally, directors receive 10,000 options to purchase common stock at a price not less than 100% of the current market price per share at the time of grant, exercisable upon completion of their elected term. The options are exercisable at the price determined by the board at the time of grant and expire 5 years from the date of issuance. Directors who are also Prologic employees receive no additional compensation for serving as a director. Prologic reimburses its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the board of directors.

                            REPORT OF AUDIT COMMITTEE

Prologic's audit committee has reviewed and discussed the financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61 (as may be modified or supplemented). Prologic's audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (as may be modified or supplemented) and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions above, the audit committee recommended to the Company's board of directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

        AUDITOR INDEPENDENCE

                         Category                               Aggregate Fees
                         --------                               --------------
Audit Fees                                                         $ 75,661
Financial Information Systems Design and
Implementation Fees                                                $      0
All Other Fees                                                     $ 18,476

                                   PROPOSAL 2
                        AMENDMENT AND RESTATEMENT OF THE
                         PROLOGIC 1994 STOCK OPTION PLAN

IN GENERAL

         On December 20, 2000, the board of directors approved an amendment to the Prologic 1994 Stock Option Plan (the "Plan"), subject to shareholder approval at the Annual Meeting, increasing the number of shares of the Company's common stock allocated to and reserved for issuance under the Plan from 500,000 to 3,500,000. The board directed that the amendment to the Plan be submitted to shareholders for approval as required by the Plan and pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In conjunction with this amendment, the board has approved an additional amendment extending the duration of the Plan to March 29, 2011. Again, the board directed that this amendment be submitted to shareholders for approval as required by the Plan and so that incentive stock options may be granted under the Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the amendment and restatement of the 1994 Stock Option Plan. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2.

         The total number of shares of the Company's common stock reserved for issuance upon exercise of options granted under the Plan is currently 500,000. The Plan was originally adopted by the board of directors in October 1994 and approved by shareholders at the 1994 Annual Shareholders Meeting. As of March 31, 2000, options to purchase an aggregate of 1,136,081 shares of common stock had been granted under the Plan, and options to purchase 488,982 shares were exercisable at a weighted-average exercise price of $0.91 per share. During the fiscal year ended March 31, 2000, a total of 3,300 shares were issued upon exercise of options granted under the Plan.

         The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide incentive to, and to encourage ownership of, our stock by key management and other employees. The board of directors believes that stock options are important to attract and to encourage the continued employment and service of officers and other employees by facilitating their purchase of a stock interest in Prologic. The Plan will be administered by the compensation committee. Because the award of options is completely within the discretion of the compensation committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

         The board of directors believes that amendment of the Plan to increase the number of shares reserved for issuance under the Plan and to extend the duration of the Plan is in the best interests of Prologic and its shareholders. Amendment and restatement of the existing Plan, as opposed to adoption of a new stock option plan, will eliminate many of the burdens that would arise from the administration of multiple stock option plans. Furthermore, amendment of the existing Plan in the manner proposed by the board will be treated as the adoption of a new stock option plan under the Federal Treasury Regulations. Consequently, the Company will be able to continue to grant incentive stock options under the Plan thus benefiting the recipients under the Plan who, as discussed more fully below, may qualify for favorable federal income tax treatment with respect to such options. Under the proposed amendments, the maximum number of shares of stock that may be issued under the Plan shall be 3,500,000, and the Plan shall expire on March 29, 2011.

SECTION 162(m)

         Section 162(m) of the Code generally limits the deductibility of compensation paid to Prologic's Chief Executive Officer and next four most highly compensated executive officers. Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. However, Section 162(m) does not limit the deductibility of "qualified performance-based compensation" that the Company pays to these officers. Qualified performance-based compensation in general must satisfy the following conditions: (1) the compensation must be paid solely because the executive has attained one or more pre-established, objective performance goals; (2) a compensation committee consisting solely of two or more "outside directors" (as defined below) must establish the performance goal(s) under which compensation is to be paid to the executive; (3) before the compensation is paid to the executive, the material terms under which the compensation is to be paid, including the performance goal(s), must be disclosed to and subsequently approved by the corporation's shareholders; and (4) before any payment of compensation, the compensation committee must certify in writing that the performance goals and any other material terms were in fact satisfied.

         In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award of stock options is made by the compensation committee; (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and (3) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. Under the Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than benefits under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director. The Federal Treasury Regulations provide that the material terms of a performance goal will be approved by shareholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the voting shares.

         The following is a summary description of the material provisions of the 1994 Stock Option Plan. This summary is qualified in its entirety by the complete text of the amended and restated Plan, which is included as Appendix A to this proxy statement.

DESCRIPTION OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

         Under the amended and restated 1994 Stock Option Plan, 3,500,000 shares of Prologic's common stock shall be reserved and authorized for issuance upon the exercise of options granted pursuant to the Plan. Options granted under the Plan may either qualify as incentive stock options ("ISOs") under Section 422 of the Code, or they may be non-qualified stock options ("NSOs"). The Plan authorizes grants of ISOs and NSOs to officers, employees, and directors of Prologic and its subsidiaries. The Plan also authorizes grants of NSOs to non-employee directors, consultants, and independent contractors of the Company and its subsidiaries. The Plan is administered by the compensation committee of the board of directors which has the exclusive authority to determine those to whom options shall be granted under the Plan, the type of options to be granted, and the terms according to which such options shall be granted. The maximum number of shares of common stock with respect to which options under the Plan may be granted to any single person during any three year period is 50% of all shares reserved for issuance pursuant to the Plan.

         The option exercise price for NSOs granted under the 1994 Plan may not be less than the fair market value of the Company's common stock on the date of grant of the NSO. The option exercise price for ISOs granted under the Plan may not be less than 100% of the fair market value of the Company's common stock on the date of grant (or 110% in the case of an ISO granted to an optionee beneficially owning more than 10% of the Company's outstanding common stock). Options granted under the Plan expire 10 years after the date they are granted (or five years in the case of an ISO granted to an optionee beneficially owning more than 10% of the Company's outstanding common stock). The compensation committee has absolute discretion to determine the vesting schedule of options granted under the Plan.

         Payment of the exercise price for shares of the Company's common stock granted pursuant to options under the Plan may be made either in cash or, if permitted by the particular option agreement, by delivery of shares of the Company's common stock with a fair market value equal to the total option exercise price (plus cash for any remaining difference). Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to Prologic cash or cash equivalents equal to the option exercise price.

         The board of directors may terminate or suspend the Plan at any time. Unless previously terminated, the Plan will terminate automatically on March 29, 2011, the tenth anniversary of the date the Plan was adopted by the Company's shareholders.

FEDERAL INCOME TAX CONSEQUENCES

         The grant of an option is not a taxable event for the optionee or Prologic.

         Incentive Stock Options. ISOs are stock options that satisfy the requirements specified in Section 422 of the Code. An optionee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply). Any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. Prologic will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

         For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be a Prologic employee from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares received pursuant to the exercise of the option are waived.

         If all of the requirements for incentive stock option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of the shares received upon the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gain tax rates. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

         If an optionee exercises an ISO by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax-free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an ISO as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

         Non-Qualified Stock Options. An NSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of and are not eligible for the favorable tax treatment provided by Section 422 of the Code. Upon exercising an NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock underlying the NSO on the date of exercise. Upon a subsequent sale or exchange of the shares acquired upon the exercise of an NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If Prologic complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, Prologic is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1 million for the taxable year. The options granted under the 1994 Stock Option Plan are intended to comply with the exception to Section 162(m) for "qualified performance-based compensation."

         If the optionee surrenders shares of common stock in payment of part or all of the exercise price for NSOs, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares of common stock upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.


                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
            VOTE "FOR" THE AMENDMENTS TO THE 1994 STOCK OPTION PLAN.


                                   PROPOSAL 3
                     AMENDMENT TO ARTICLES OF INCORPORATION
                    TO INCREASE THE AUTHORIZED CAPITAL STOCK

IN GENERAL

         At the Annual Meeting, we will seek shareholder approval of an amendment to Article IV of Prologic's articles of incorporation. This amendment would increase Prologic's authorized common stock from 10 million shares to 50 million shares and would increase Prologic's authorized preferred stock from 1 million shares to 5 million shares. As of March 31, 2000, 8,429,577 shares of common stock and 163,667 shares of preferred stock were issued and outstanding. 3,500,000 shares of common stock have been reserved for issuance in accordance with the 1994 Stock Option Plan. If approved by the shareholders, the amendment will become effective when filed with the Arizona Corporation Commission after the Annual Meeting. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the amendment to Article IV. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 3. The text of the amendment to Article IV is annexed as Appendix B.

REASONS FOR APPROVAL

         The board of directors believes that an increase in the number of authorized shares of common and preferred stock is in the best interests of Prologic and its shareholders. The increase would assure sufficient authorized common and preferred stock for issuance, as the need may arise, in connection with possible acquisitions, financings and other corporate purposes. All of the unissued and unreserved shares of common and preferred stock would be issuable at any time or from time to time by action of the board of directors, without the need for further shareholder authorization, except as may be required by applicable law. To date, management of the Company has not formulated any program, nor entered into any agreement or understanding, for issuance of any unissued and unreserved shares of common and preferred stock, with the exception of issuances pursuant to the exercise of stock options granted under the Company's 1994 Stock Option Plan, common stock purchase warrants and convertible preferred stock.

OTHER CONSIDERATIONS

         While not submitted for approval as such, the increase in the Company's authorized preferred stock could theoretically be used as an anti-takeover device. It is possible that, in the event of any attempted takeover of Prologic through tender offer, merger, proxy contest or otherwise, the board could issue additional shares of capital stock, common or preferred or both, to dilute the voting power of existing shareholders. Moreover, since the board may fix the voting powers, designations and preferences and other rights, qualifications, limitations and restrictions on authorized but unissued preferred stock, any preferred stock issued by the board could be structured so as to impede or prevent any proposed takeover. For these reasons, passage of this proposal could discourage tender offers, mergers and other business combinations, proxy contests, and the removal of incumbent management. Neither management nor the board is aware of any present efforts by any person to accumulate Prologic stock or to obtain control of Prologic through tender offer, merger or other business combination, proxy contest or otherwise.

         On August 1, 2000, certain holders of the Series B Convertible Preferred Stock filed an action in the Arizona Superior Court, Pima County. In the complaint, Plaintiffs allege that certain conditions affecting the Series B Preferred Stock conversion rate were not timely met, or not met at all, resulting in rights to convert Series B Preferred shares into a substantially greater number of shares of the Company's common stock than originally specified. Although the exact number of shares of common stock is unspecified, the Company believes that judgment in favor of the Plaintiffs might result in conversion rights involving up to approximately 5,800,000 shares of common stock. The Plaintiffs also request a judgment declaring whether the Company's Series C Convertible Preferred Stock (which has conversion rights and conversion rates identical to those of the Series B Preferred Stock) was validly issued.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE
       PROPOSED AMENDMENT TO ARTICLE IV OF THE ARTICLES OF INCORPORATION.


                                   PROPOSAL 4
                     AMENDMENT TO ARTICLES OF INCORPORATION
                     TO PROVIDE FOR DIRECTOR INDEMNIFICATION

         At the Annual Meeting, we will seek shareholder approval of an amendment to Prologic's articles of incorporation which substantially reduces the personal liability of directors (but not officers) to the Company or the shareholders for monetary damages for any breach of fiduciary duty arising on or after the date the amendment becomes effective. This amendment will effectively limit the liability of directors to the fullest extent allowed by Arizona law. If approved by the shareholders, the amendment will become effective when filed with the Arizona Corporation Commission after the Annual Meeting. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving Article X. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 4. The text of Article X is annexed as Appendix B.

         The proposed amendment is intended to increase the protection provided to directors and thus increase Prologic's ability to attract and retain the most qualified persons as directors.

Prologic has experienced difficulty in attracting or retaining qualified persons to serve as directors. The Company believes that this amendment will greatly facilitate the Company's search for future directors. The Company believes that increases in the number of lawsuits being threatened or filed against corporations and their directors and the periodic unavailability of directors' liability insurance to provide protection against the increased risks of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of publicly-held corporations. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of Prologic. Although no directors have resigned or have threatened to resign as a result of Prologic's failure to provide insurance or other indemnity protection from liability, it is uncertain whether Prologic's directors will continue to serve in their present capacities if improved protection from liability is not provided.

         This proposed amendment eliminates the personal liability of directors for breach of fiduciary duty, i.e., the duty to administer corporate affairs for the common benefit of all shareholders, and to exercise their best care, skill and judgment in the management of Prologic's business. The proposed amendment does not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violation of the federal securities laws.

         The proposed amendment would not abrogate a director's fiduciary duty to the Company and the shareholders, but would eliminate personal liability for monetary damages for breach of that duty. Further, it would not eliminate personal liability for (i) any breach of the director's duty of loyalty to the Company or the shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing the illegal payment of a dividend or repurchase of stock, or (iv) deriving any improper personal benefit. Additionally, the proposed amendment does not and is not intended to eliminate or limit remedies other than a director's personal liability for monetary damages which may be available to the Company or shareholders, such as injunction or rescission. Further, the proposed amendment does not eliminate or limit liabilities for violations of the federal securities laws.



THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF ADDING ARTICLE
                      X TO THE ARTICLES OF INCORPORATION.


                                   PROPOSAL 5
                            RATIFICATION OF AUDITORS

         The board of directors has chosen to appoint BDO Seidman LLP, independent accountants, to audit the accounts of the Company for the fiscal year ending March 31, 2001. BDO Seidman LLP has served as Prologic's auditors since April 2, 1999. We anticipate that a representative of BDO Seidman LLP will be present at the Annual Meeting to make a statement if they desire to do so and to answer appropriate questions.

         Arthur Andersen LLP was engaged to audit the Company's financial statements for its 1998 fiscal year. Arthur Andersen LLP declined to stand for re-election in 1999.

         Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the ratification of BDO Seidman LLP as the Company's independent accountants.

          THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF
            BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                             EXECUTIVE COMPENSATION

         Information below sets forth certain information regarding business experience and compensation paid or awarded by Prologic during the fiscal year ended March 31, 2000 to the following executive officers: Mr. James M. Heim, Prologic's Chief Executive Officer and Principal Financial and Accounting Officer, Mr. Richard E. Metz, Prologic's President and Chief Administrative Officer, and Mr. John W. Olynick, Prologic's Vice President of Sales & Strategic Business Development and President of Prologic subsidiary, BASIS, Inc.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                             Long-Term Compensation
                                    -------------------                             ----------------------
Name and Principal                                                        Securities Underlying        All Other
------------------                                                        ----------------------
Position                       Year          Salary              Bonus            Options             Compensation
--------                       ----          ------              -----            -------             ------------
James M. Heim,                 2000         $153,666            $68,694           250,000                  0
    Chief Executive Officer    1999         $72,000                0                 0                     0
    and Principal Financial    1998         $62,000                0                 0                     0
    and Accounting Officer

Richard E. Metz,               2000         $104,000            $59,471           32,500                   0
    President and Chief        1999         $5,000                 0                 0                     0
    Administrative Officer     1998         $27,500                0                 0                     0

John W. Olynick,               2000         $165,000            $94,926           250,000              $4,200 (1)
    Vice President of Sales    1999                0               0                 0                     0
    & Strategic Business       1998                0               0                 0                     0
    Development

(1) During the fiscal year ended March 31, 2000, Mr. Olynick received a $4,200 car allowance.

                        OPTION GRANTS IN LAST FISCAL YEAR

          Name            Number of Securities     Percent of Total        Exercise Or Base        Expiration Date
          ----            ---------------------    -----------------       -----------------       ---------------
                           Underlying Options     Options Granted To         Price ($/Sh)
                           -------------------    -------------------        ------------
                                 Granted          Employees in Fiscal
                                 -------          -------------------
                                                          Year
                                                          ----
James M. Heim                  250,000 (1)               20.5%                   $0.50                Canceled
Richard E. Metz                32,500 (2)                 2.6%                   $0.50              June 15, 2004
John W. Olynick                250,000 (3)               20.5%                   $0.50            December 30, 2004

(1) During the fiscal year ended March 31, 2000, a total of 250,000 nonqualified stock options were granted to Mr. Heim pursuant to his Employment Agreement with Prologic as its President. In December 1999, all 250,000 stock options were cancelled in connection with the termination of Mr. Heim's Employment Agreement.

(2) During the fiscal year ended March 31, 2000, 32,500 nonqualified stock options were granted to Mr. Metz as payment for past services.

(3) During the fiscal year ended March 31, 2000, a total of 250,000 stock options were granted to Mr. Olynick pursuant to his Employment Agreement with Prologic. 83,334 options vested in the second quarter of fiscal 2000, and 83,333 optioned shares are scheduled to vest at August 31, 2000 and 2001.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

          Name             Shares Acquired On        Value Realized       Number Of Options           Value Of
          ----             ------------------        --------------       -----------------           --------
                              Exercise (#)                                Held At FY-End (#)    In-The-Money Options
                              ------------                                ------------------    --------------------
                                                                         Exercisable/Unexer-       At FY-End ($)
                                                                         -------------------       -------------
                                                                               cisable          Exercisable/Unexercisable
                                                                               -------          -------------------------
James M. Heim                     0 (1)                   N/A                      0                      0
Richard E. Metz                   0 (1)                   N/A                   32,500                 $13,000
John W. Olynick                   0 (1)                   N/A               83,334/166,666         $33,334/$66,667

(1) No director or executive officer of Prologic exercised any options during the fiscal year ending March 31, 2000.


EMPLOYMENT AGREEMENTS

         Mr. Heim had been under an employment agreement with Prologic as its President commencing April 1, 1999. The employment agreement was terminated in December 1999. Although the employment agreement has not been replaced, Mr. Heim continues to serve as Prologic's Chairman of the Board and Chief Executive Officer.

         Prologic employs Mr. Olynick under an employment agreement that provides for an annual salary of $150,000, and other compensation including (1) a first year bonus plan of up to $50,000, (2) a bonus of up to $50,000 per year, based on 1% of the total consolidated adjusted gross revenue of the Company, and
(3) participation in Prologic's Executive Bonus Plan. Additionally, Mr. Olynick is entitled to participate in any and all Company plans or programs for which he is eligible and which the Company generally makes available to or for the benefit of its executives. Mr. Olynick's employment agreement expires on August 31, 2002. If, on or before September 1, 2000, Prologic terminates Mr. Olynick without cause (as defined) or if Mr. Olynick terminates his employment for good reason (as defined), Mr. Olynick is entitled to eighteen months severance compensation. If such termination occurs after September 1, 2000, Mr. Olynick is entitled to twelve months severance compensation. Mr. Olynick's employment agreement may be renewed for one additional year upon the election of the Company following its receipt of written notice from Mr. Olynick indicating his interest in continued employment with the Company. Mr. Olynick's employment agreement has previously been filed with the Securities and Exchange Commission.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth as of March 31, 2000, certain information concerning beneficial ownership of Prologic's common stock by (i) each director and nominee, (ii) the Company's Chief Executive Officer, (iii) each person known to the Company to own beneficially more than 5% of the Company's outstanding common stock, and (iv) all of our directors, nominees and executive officers as a group. Except as otherwise noted below, each person named has sole voting and investment power with respect to all of the shares indicated, subject to applicable community property law. The address of each person named is 3708 East Columbia Street, Suite 110, Tucson, Arizona 85714, unless otherwise noted.

                                                                                   Shares
                                                          Title of Class         Beneficially          Percent
Name of Beneficial Owner                                     of Stock             Owned (1)            of Class
------------------------                                     --------             ---------            --------
James M. Heim & Marlene Heim (2)                              Common               1,089,060             12.91%
Richard E. Metz (3)                                           Common                 201,700              2.39%
Mark S. Biestman (4)                                          Common                35,000                0.41%
John W. Olynick (5)                                           Common                83,334                0.98%
Sunburst Acquisitions IV, Inc.(6)                             Common               3,459,972             41.04%
HFG Properties Ltd. (7)                                       Common               697,320                8.27%
All directors, nominees and executive
   officers as a group (4 persons) (8)                        Common              1,409,094              16.71%

(1) The inclusion herein of any shares of common stock does not constitute an admission of beneficial ownership of such shares, but are included in accordance with rules of the Securities and Exchange Commission ("SEC"). The shareholdings include, pursuant to rules of the SEC, shares of common stock subject to options or warrants which are presently exercisable or which may become exercisable within 60 days following March 31, 2000 ("exercisable options").

(2) Includes 697,320 shares owned by HFG Properties Ltd., an Arizona limited partnership of which Mr. Heim is a general partner. James M. Heim and Marlene Heim directly own an aggregate of 391,740 shares of common stock.

(3) Comprised of 169,200 shares and 32,500 shares subject to exercisable options.

(4)      Comprised of 35,000 shares subject to exercisable options.

(5)      Comprised of 83,334 shares subject to exercisable options.

(6) Sunburst Acquisitions IV, Inc. received 3,459,972 shares of the Company's common stock pursuant to the Stock Purchase and Merger Agreement dated July 8, 1999. Sunburst's address is 6363 Sunset Boulevard, Hollywood, California 90028.

(7) HFG Properties Ltd. is an Arizona limited partnership of which Mr. James M. Heim is a general partner.

(8) Comprised of 1,258,260 shares and 150,834 shares subject to exercisable options.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, requires Prologic officers and directors, and persons who beneficially own more than ten percent of a registered class of Prologic equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act. Officers, directors and greater than ten-percent shareholders are required by Exchange Act regulations to furnish Prologic with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 3,4, or 5 were required for those persons, Prologic believes that, during fiscal year ended March 31, 2000, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable Section 16(a) filing requirements, with the exception of Mr. Olynick who became the President of the Corporation's BASIS, Inc. subsidiary in fiscal 2000, and Mr. Metz who was granted 32,500 non-qualified stock options in fiscal 2000. The Company believes that Mr. Olynick will file a Form 3 and a Form 5 in February 2001, and Mr. Metz will file a Form 5 in February 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1996, Prologic executed an agreement with HFG Properties, Ltd., a limited partnership partly owned by Prologic's Chief Executive Officer, Mr. Heim. The agreement was for the lease of office facilities occupied by Prologic, located at 2030 East Speedway Boulevard, Tucson, Arizona. The terms of the lease were from July 1996 through June 2001, with a monthly rent of 95% of the market rate, as determined by an independent appraisal. During the fiscal year ended March 31, 2000, the Company terminated this lease without penalty. Prologic incurred obligations of $52,138 to HFG Properties, Ltd. under the lease during the fiscal year ended March 31, 2000.

         Prologic secured a new office space at 3708 East Columbia Street, Suite 110, Tucson, Arizona, and completed the move of its offices and facilities in October 1999. The management company that leased this new property to Prologic has no relationship with Mr. Heim or any other Company director.

         The board of directors has adopted a policy that all transactions and/or loans between Prologic and its officers, directors and/or 5% shareholders will be on terms no less favorable than could be obtained from independent third parties, and will be approved by a majority of the independent disinterested directors.


                      VOTING PROCEDURES/REVOKING YOUR PROXY

VOTING

         Pursuant to the provisions of the Arizona Business Corporation Act and Prologic's Bylaws, in any election of directors, each shareholder is entitled to cumulative voting at such election. Thus, each shareholder may cast, in person or by proxy, as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. Shareholders may cast their votes for a single candidate or may distribute their votes among two or more candidates. To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of "for" votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy. All matters submitted to you at the meeting other than the election of directors will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or by the Company's articles of incorporation or bylaws.

         Those who fail to return a proxy or to attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

         The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted "for" the proposals contained in this proxy statement.


REVOCABILITY OF PROXIES

         Proxies may be revoked if you:

         - Deliver a signed, written revocation letter, dated later than the proxy, to the secretary of the Company at the address set forth on the first page of this proxy statement.

         - Deliver a signed proxy, dated later than the first one to the secretary of the Company at the address set forth on the first page of this proxy statement; or

         - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.


SOLICITATION

         Prologic will bear the cost of this solicitation. In addition, it may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of Prologic's directors and officers, personally or by telephone or telegram, without additional compensation. Prologic will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of Prologic's common stock.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

         From time to time, shareholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, you must timely submit nominations of directors or other proposals to Prologic in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We must receive proposals for the 2001 annual meeting of shareholders no later than April 23, 2001, for possible inclusion in the proxy statement. Shareholders who intend to present a proposal at the 2001 annual meeting of shareholders without inclusion of such proposal in the Company's proxy statement are required to provide notice of such proposal to the Company no later than July 6, 2001. Direct any proposals, as well as related questions, to the Company's secretary at the address set forth on the first page of this proxy statement.


                                  ANNUAL REPORT

         Prologic's 2000 annual report to shareholders has been mailed to shareholders concurrently with the mailing of this proxy statement, but is not incorporated into this proxy statement and is not to be considered to be a part of these proxy solicitation materials.

         Upon request, we will provide, without charge to each shareholder of record as of the record date specified on the first page of this proxy statement, a copy of Prologic's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000 as filed with the Securities and Exchange Commission. Any exhibits listed in the Annual Report on Form 10-KSB also will be furnished upon request at the actual expense incurred by Prologic in furnishing such exhibit. Any such requests should be directed to the Company's secretary at the Company's executive offices set forth on the first page of this proxy statement.

                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this proxy statement. The board of directors is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice. If any other matters properly come before the meeting, it is in the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

                                      By Order of the Board of Directors,


                                      James M. Heim
                                      Chairman of the Board of Directors

Tucson, Arizona
               , 2001
---------------

                                   APPENDIX A

                        PROLOGIC MANAGEMENT SYSTEMS, INC.

                             1994 STOCK OPTION PLAN

                       (AS AMENDED THROUGH MARCH 29, 2001)

1. PURPOSE. The purpose of the Prologic Management Systems, Inc. 1994 Stock Option Plan (the "Plan") is to provide to employees, officers, directors, consultants and independent contractors of Prologic Management Systems, Inc., an Arizona corporation ("Corporation"), or any of its subsidiaries (including dealers, distributors, and other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the common stock of the Corporation, thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation.

2. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

           2.1 "Board of Directors": The Board of Directors of the Corporation.

           2.2 "Committee": The Committee which shall administer the Plan shall consist of no fewer than two outside Directors of the Corporation, or, alternatively, an independent, third-party Plan Administrator retained by the Corporation.

           2.3 "Fair Market Value Per Share": The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), but are quoted in the "pink sheets" published by the National Daily Quotation Bureau, the greater of
(a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted in the "pink sheets" published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published in such "pink sheets;" (ii) if the Shares are traded only otherwise than on a securities exchange and are quoted on NASDAQ, the greater of (a) the average of the mean between the closing bid and closing asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as reported by the Wall Street Journal and (b) the mean between the closing bid and closing asked prices of the Shares on the date of grant of an Option, as reported by the Wall Street Journal; (iii) if the Shares are admitted to trading on a securities exchange, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or (iv) if the Shares are traded only otherwise than as described in
(i), (ii) or (iii) above, or if the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

           2.4 "Option": A stock option granted under the Plan.

           2.5 "Incentive Stock Option": An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

           2.6 "Nonqualified Option": An Option not qualifying as an Incentive Stock Option.

           2.7 "Optionee": The holder of an Option.

           2.8 "Option Agreement": The document setting forth the terms and conditions of each Option.

           2.9 "Shares": The shares of common stock of the Corporation.

           2.10 "Code": The Internal Revenue Code of 1986, as amended.

           2.11 "Subsidiary": Any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed by Section 424 of the Code.

3.         ADMINISTRATION OF PLAN.

           3.1 In General. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

           3.2 Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option and the method of payment of such price, individuals to whom, and the time or times at which, Options shall be granted and exercisable and the number of Shares covered by each Option; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

4.         ELIGIBILITY AND PARTICIPATION.

           4.1 In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary of the Corporation shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining
(i) the number of Shares to be covered by each Option, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements, and (v) the times at which such Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine. No Option shall be granted under the Plan after March 29, 2011, but Options granted before such date may be exercisable after such date.

           4.2 Certain Limitations. In no event shall Incentive Stock Options be granted to an Optionee such that the sum of (i) aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such Optionee by the Corporation, its parent and Subsidiaries which are exercisable for the first lime during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3. The maximum number of Shares with respect to which Options under the Plan may be granted to any single person during any three-year period shall be 50% of all Shares reserved for issuance pursuant to the Plan.

5.         AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

           5.1 Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options granted pursuant to this Plan shall not exceed 3,500,000 Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

           5.2 Adjustments. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation arc increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the shares, subject to the then outstanding Options granted under this Plan, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

6.         TERMS AND CONDITIONS OF OPTIONS.

           6.1 Intended Treatment as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

           6.2 Amount and Payment of Exercise Price.

                      6.2.1 Exercise Price. The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

                      6.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of promissory notes, shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

           6.3        Exercise of Options.

                      6.3.1 Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 424(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

                      6.3.2 An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares and shall not include any fractional shares.

           6.4 Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee.

           6.5        Effect of Termination of Employment or Other Relationship.
Except as otherwise determined by the Committee in connection with the grant of Nonqualified Options, the effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares pursuant to the Plan shall be as follows:

                      6.5.1 Termination for Other than Disability, Cause or Death. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability, cause, or death, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

                      6.5.2 Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

                      6.5.3 Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

                      6.5.4 Death of an Optionee. If the Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of death, such Optionee's Options shall expire not later than six (6) months thereafter. During such six (6) month period and prior to the expiration of the Option by its terms, such Option may be exercised by his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, but only to the extent such Options were exercisable on the date Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of death.

           6.6 Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options, the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option, an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

           6.7 No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

           6.8 Time of Granting Options. The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Committee indicate that an Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

           6.9 Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the

Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

           6.10 Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

           6.11 Option Agreement. Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement ("Option Agreement") executed by the Corporation and the Optionee in the form approved by the Committee from time to time and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

7.         PLAN AMENDMENT AND TERMINATION.

           7.1 Authority of Committee. The Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable; provided that, except as permitted under the provisions of
Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an Optionee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased for Incentive Stock Options granted under the Plan; or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, and (2) by any appropriate governmental agency. No Option may be granted during any suspension or after termination of the Plan.

           7.2 Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on March 29, 2011, and no Options shall be granted under the Plan thereafter.

           7.3 Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

8. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of December 20, 2000, the date the Plan was adopted by the Board of Directors, subject to the approval of the Plan by the unanimous written consent of the stockholders or the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented and voting at a duly held meeting at which a quorum is a present within twelve (12) months thereafter. The Committee shall be authorized and empowered to make grants of Options pursuant to this Plan prior to such approval of this Plan by the stockholders; provided, however, in such event the Option grants shall be made subject to the approval of this Plan and such Option grants by the stockholders in accordance with the provisions of this Section 8.

9.         MISCELLANEOUS PROVISIONS.

           9.1 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

           9.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Arizona and the Code.

           9.3 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

                                   APPENDIX B

          REVISED ARTICLE IV OF COMPANY'S ARTICLES OF INCORPORATION AND
                ARTICLE X OF COMPANY'S ARTICLES OF INCORPORATION

                                STATE OF ARIZONA

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                        PROLOGIC MANAGEMENT SYSTEMS, INC.


           Pursuant to the provisions of Section 10-1006, Arizona Revised Statutes, the undersigned Corporation adopts these Articles of Amendment to the Articles of Incorporation:

                      1. The name of the Corporation is Prologic Management Systems, Inc.

                      2. The Corporation adopts the following amendments to its Articles of Incorporation:

           Article IV of the Articles of Incorporation is amended in its entirety to read as follows:

                                 "Article IV. Authorized Capital. The
                      Corporation shall have authority to issue Fifty Million (50,000,000) shares of common stock and Five Million (5,000,000) shares of preferred stock. The preferred stock shall be issued in such series with such designations, preferences, limitations, voting rights, privileges and relative rights as the Board of Directors may by resolution establish."

           The following is added as Article X:

                                 "Article X. Limitation of Liability: No
                      director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (a) the amount of a financial benefit received by a director to which the director is not entitled; (b) an intentional infliction of harm on the Corporation or the shareholders;
                      (c) a violation of section 10-833 of the Arizona Revised Statutes or any successor statute; or (d) an intentional violation of criminal law. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office, and no amendment or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

                      3. The aforesaid amendment was adopted by a majority of
           the shareholders of the Corporation on         , 2001, in the manner
           prescribed by the Arizona Revised Statutes.

                      4. The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption was _______ shares of Common Stock. The number of preferred shares outstanding and entitled to vote was ________ shares of ____________ Stock. All the issued and outstanding shares were voted for the amendment.

DATED:  ___________, 2001.
                                              PROLOGIC MANAGEMENT SYSTEMS, INC.



                                              By
                                                _______________________________

                                                _______________________________

                        PROLOGIC MANAGEMENT SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

           The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated ______________, 2001, appoints James M. Heim, Richard E. Metz, Mark S. Biestman, John W. Olynick, and each of them as Proxies with full power of substitution to represent the undersigned and to vote all shares of common stock of Prologic Management Systems, Inc., which the undersigned is entitled to vote at the Annual Meeting of shareholders to be held March 29, 2001 and at any adjournment or postponement thereof.

           Your vote is important. Please sign and date on the reverse and return promptly to American Stock Transfer & Trust in the enclosed envelope, so that your shares can be represented at the meeting.

                     (Continued and to be signed on reverse)

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE
                   VOTED "FOR" THE PROPOSALS SET FORTH BELOW.

           The undersigned hereby directs this Proxy to be voted as follows:

PLEASE MARK YOUR VOTES IN THE FOLLOWING MANNER,
USING DARK INK ONLY: [X]

                                                                                          FOR ALL NOMINEES             WITHHOLD
                                                                                        (except as marked to         ALL NOMINEES
                                                                                         the contrary below)
1.    Election of seven (7) Directors to serve until their successors are elected and shall duly qualify.  Nominees:  James M. Heim, Richard E. Metz, Mark S.
      Biestman, and John W. Olynick.                                                           [ ]                        [ ]

      FOR, except vote withheld from the following nominee(s):_______
      _______________________________________________________________
      _______________________________________________________________

      Cumulative Votes for one or more Nominees as follows:
      _______ James M. Heim           ________ Richard E. Metz
      _______ Mark S. Biestman        ________ John W. Olynick


                                                                                             FOR           AGAINST       ABSTAIN
2.    A proposal to amend and restate the Prologic 1994 Stock Option Plan.                   [ ]             [ ]           [ ]

3.    A proposal to approve and adopt an amendment to the Company's Articles of
      Incorporation increasing the number of authorized shares.                              [ ]             [ ]           [ ]

4.    A proposal to approve and adopt an amendment to the Company's Articles of
      Incorporation to limit the liability of the Company's directors.                       [ ]             [ ]           [ ]

5.    A proposal to ratify selection of BDO Seidman LLP as independent auditors for
      the 2001 fiscal year.                                                                  [ ]             [ ]           [ ]

6. Any other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof in the discretion of the proxy holders.

                                    Dated:_______________________________, 2001

                                    ____________________________________________
                                                  Signature

                                    ____________________________________________
                                                  Signature

                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.